Exhibit 99.1

For Release: July 20, 2009	Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
wamplerwes@ntelos.com

NTELOS Holdings Corp. Launches Refinancing

Discloses Preliminary Second Quarter 2009 Estimates

Sets Second Quarter 2009 Earnings Release Date of August 5, 2009

Re-Affirms 2009 Guidance for Revenues, Adjusted EBITDA and Capital Expenditures

WAYNESBORO, VA – July 20, 2009 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia and West Virginia, announced today the launch of a refinancing of the existing first lien term loan. In connection with this proposed refinancing, NTELOS is providing potential lenders selected preliminary financial estimates and non-financial operating results for the second quarter of 2009.

Launch of Refinancing

NTELOS’s wholly-owned subsidiary, NTELOS Inc., has begun arranging a new $635 million first lien term loan, together with a $35 million revolving credit facility. NTELOS Inc. plans to use the proceeds of the new first lien term loan to refinance and extend the maturity of its outstanding $603 million first lien term loan and for general corporate purposes. The outstanding first lien term loan matures in August 2011 with four required quarterly debt repayments of approximately $149 million commencing on December 31, 2010.

The closing of the new first lien term loan and revolving credit facility is expected to occur in mid-August 2009, subject to market and other customary conditions.

Preliminary Estimates for Second Quarter 2009

Wireless gross subscriber additions for second quarter 2009 were 37,944, up 4% from 36,559 in second quarter 2008. Postpay gross subscriber additions were 17,783 for second quarter 2009. Smartphone and data card sales for the quarter represented 31% of postpay sales.

Total wireless monthly subscriber churn was 3.0% for the second quarter 2009, slightly improved from the previous quarter. Postpay churn for the quarter was 2.1%, also an improvement from the previous quarter. Net wireless subscriber additions for second quarter 2009 were a loss of 2,386, but total subscribers at June 30, 2009 of 442,089 reflect a 4% increase from ending subscribers at June 30, 2008. Postpay subscribers at June 30, 2009 were 312,766, a 5% increase over postpay subscribers at June 30, 2008. For wireline, RLEC access lines were 39,616; CLEC access lines were 49,162; and total Broadband connections were 22,768 at June 30, 2009.

“Wireless churn improved sequentially from the previous quarter, though it remained at levels higher than the previous year, reflecting continuing difficult economic conditions,” said James S. Quarforth, chief executive officer for NTELOS. “These churn levels did pressure our net additions, but our gross additions continued to hold up quite well for the second quarter, exceeding the same quarter last year by four percent.”

Consolidated revenues for second quarter 2009 are expected to be approximately $140 million with wireless revenues of approximately $109 million and wireline revenues of approximately $31 million. Wireless wholesale revenues derived from the Strategic Network Alliance Agreement with Sprint are expected to be approximately $30 million for second quarter 2009 compared to $24.0 million for second quarter 2008. Total wireless wholesale revenues, including roaming, are expected to be approximately $31 million for second quarter 2009.

Consolidated Adjusted EBITDA is expected to be approximately $60 million for second quarter 2009 with wireless adjusted EBITDA of approximately $44 million and wireline adjusted EBITDA of approximately $17 million.

The EV-DO upgrades to all scheduled cell sites were complete at quarter-end and capital expenditures for second quarter 2009 are expected to total approximately $38 million.

Total bank debt at June 30, 2009 was approximately $603 million, with cash of approximately $65 million.

“Our continued growth in adjusted EBITDA through this prolonged recessionary period reflects the early successes of our data-focused growth catalysts,” continued Quarforth. “The completion of our EV-DO network upgrade is a significant milestone and it provides us continued data ARPU growth opportunities for the second-half of the year. We are pleased to re-affirm our previously issued 2009 annual guidance for revenues, adjusted EBITDA and capital expenditures.”

NTELOS expects to announce final second quarter 2009 financial results on August 5, 2009 after 4:00 P.M. Eastern Time and to host a conference call the following morning, August 6, 2009 at 10:00 A.M. Eastern Time, to discuss operating results for the quarter.

Business Outlook

The second quarter 2009 financial estimates contained in this press release are preliminary, remain subject to completion of the quarter-end closing process and have not been reviewed by the Company’s independent registered public accounting firm. Actual financial results for the quarter may differ from those estimates.

The Company re-affirms its 2009 annual guidance issued on April 30, 2009 of consolidated revenues to range between $562 million and $571 million; consolidated adjusted EBITDA to range between $230 million and $236 million; and capital expenditures to range between $109 million and $115 million. Current guidance does not reflect potential impacts to book and cash interest expense, book and cash income tax expense and the resulting changes to net income related to the proposed financing transaction.

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NTELOS Second Quarter 2009 Earnings Conference Call

August 6, 2009, 10:00 A.M. (ET)

Domestic dial in number: 877-407-8031

International dial in number: 201-689-8031

Replay number: 877-660-6853

Account #: 286

Confirmation ID: 328446

Audio webcast: http://ir.ntelos.com/

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, loss on interest rate swap agreement, minority interests, other income, non-case compensation charges and voluntary early retirement charges.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of this non-GAAP financial performance measure to the most comparable measure reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measure.

About NTELOS

NTELOS Holdings Corp. is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, IPTV – based video services and data services for internet access and wide area networking. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; leverage; operating and financial restrictions imposed by our senior credit facilities; our cash requirements; increased competition in our markets; declining prices for our services; changes or advances in technology; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in the roaming rates we pay; wireless handset subsidy costs; the potential for our largest competitors and Sprint to build networks in our markets; the potential loss of our licenses; federal and state regulatory developments including developments that could negatively affect our revenues from network access charges and the universal service fund; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our capital requirements; governmental fees and surcharges; our reliance on certain suppliers and vendors and the transition of our prepay billing services to a new vendor; the potential for system failures or unauthorized use of our network; the potential for security breaches of our physical facilities; the potential for patent and other intellectual property right infringement claims; the potential loss of our senior management and inability to hire additional personnel; the trading market for our common stock; the potential influence over us by our largest stockholder, Quadrangle; our ability to pay dividends; provisions in our charter documents and Delaware law; and other unforeseen difficulties that may occur. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.